--------------------------------------------------------------------------------

                          REGENT ASSISTED LIVING, INC.

                                       and

                        LTC EQUITY HOLDING COMPANY, INC.


                          $10,000,000 Principal Amount

                                       of

             7.5% Convertible Subordinated Notes Due March 31, 2008


                CONVERTIBLE SUBORDINATED NOTE PURCHASE AGREEMENT



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                           Dated as of March 30, 1998

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                                TABLE OF CONTENTS
                                                                            Page


SECTION 1. PURCHASE AND SALE OF NOTES..........................................1

         1.1. Issue of Notes...................................................1

         1.2. Purchase and Sale of Notes.......................................1

         1.3. Maintenance of Note Register.....................................3

         1.4. Issue Taxes......................................................3

         1.5. Direct Payment...................................................4

         1.6. Lost, Etc. Notes.................................................4

SECTION 2. CLOSING CONDITIONS..................................................4

         2.1. Delivery of Documents............................................5

         2.2. Delivery of Other Agreements.....................................6

         2.3. Representations and Warranties, Agreements and Covenants.........6

         2.4. No Event of Default..............................................6

         2.5. Proceedings Satisfactory.........................................6

         2.6. Consents and Permits.............................................7

         2.7. No Material Adverse Change.......................................7

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................7

         3.1. Organization; Power and Authority................................7

         3.2. Authorization....................................................7

         3.3. Capital Stock....................................................8

         3.4. No Other Registration Rights.....................................8

         3.5. No Violation or Conflict; No Default.............................9

         3.6. Margin Regulations...............................................9

         3.7. Private Offering.................................................9

         3.8. Due Authorization of Material Contracts.........................10

         3.9. Financial Statements............................................10

         3.10. Litigation; Judgments..........................................11

         3.11. Taxes..........................................................11

                                       i
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         3.12. Investment Company Act.........................................11

         3.13. Environmental Matters..........................................11

         3.14. Labor Relations................................................12

         3.15. Real Property; Leases..........................................12

         3.16. Intellectual Property; Licenses................................12

         3.17. Defaults.......................................................13

         3.18. Brokers........................................................13

         3.19. Existing Indebtedness..........................................13

         3.20. Compliance with Law; Permits...................................13

         3.21. Insurance......................................................14

         3.22. Material Events................................................14

         3.23. SEC Documents; Undisclosed Liabilities.........................15

         3.24. Material Misstatements or Omissions............................16

         3.25. Survival of Representations and Warranties.....................16

SECTION 4. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER...................16

         4.1. Purchase for Own Account........................................16

         4.2. Accredited Investor.............................................16

         4.3. Authorization...................................................17

         4.4. Brokers.........................................................17

SECTION 5. COVENANTS..........................................................17

         5.1. Payment of Notes; Satisfaction of Obligations...................17

         5.2. Notice of Default...............................................17

         5.3. Limitation on Additional Indebtedness...........................18

         5.4. Change of Control...............................................18

         5.5. Stay, Extension and Usury Laws..................................20

         5.6. Indemnification.................................................20

         5.7. Corporate Existence; Merger; Successor Corporation..............22

         5.8. Taxes...........................................................23

         5.9. Investment Company Act..........................................23

         5.10. Insurance......................................................23

                                    ii
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         5.11. Inconsistent Agreements........................................23

         5.12. Compliance with Laws...........................................24

         5.13. Inspection of Properties and Records...........................24

SECTION 6. CONVERSION OF NOTES................................................24

         6.1. Conversion......................................................24

         6.2. Conversion Rate.................................................25

         6.3. Fractional Shares...............................................25

         6.4. Adjustments for Stock Splits, Combinations and Dividends........26

         6.5. Reorganization, Mergers, Consolidations or Sales of Assets......26

         6.6. Sale of Shares Below Market or Conversion Price.................27

         6.7. Adjustment for Failure to Quote on Nasdaq National Market.......28

         6.8. Accountants' Certificate of Adjustment..........................28

         6.9. Reservation of Shares Issuable Upon Conversion..................29

         6.10. No Impairment..................................................29

SECTION 7. DEFAULTS AND REMEDIES..............................................29

         7.1. Events of Default...............................................29

         7.2. Acceleration of Notes...........................................31

         7.3. Other Remedies..................................................31

SECTION 8. SUBORDINATION......................................................31

         8.1. Notes Subordinated to Senior Indebtedness.......................31

         8.2. Company Not to Make Payments with Respect to Notes in Certain
              Circumstances...................................................32

         8.3. Subrogation of Notes............................................33

         8.4. No Impairment of Subordination..................................34

         8.5. Section 8 Not to Prevent Events of Default......................34

         8.6. Securities Senior to Subordinated Indebtedness..................34

         8.7. Assignment of Junior Claims.....................................34

SECTION 9. AMENDMENTS AND WAIVERS.............................................35

         9.1. With Consent of Holders.........................................35

         9.2. Revocation and Effect of Consents...............................36

                                      iii
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         9.3. Notation on or Exchange of Notes................................37

SECTION 10. DEFINITIONS.......................................................37

         10.1. Definitions....................................................37

         10.2. Rules of Construction..........................................46

SECTION 11. MISCELLANEOUS.....................................................47

         11.1. Notices........................................................47

         11.2. Undertaking for Costs..........................................47

         11.3. Successors and Assigns.........................................47

         11.4. Counterparts...................................................47

         11.5. Headings.......................................................48

         11.6. Governing Law..................................................48

         11.7. Entire Agreement...............................................48

         11.8. Severability...................................................48

         11.9. Transfer.......................................................48

                CONVERTIBLE SUBORDINATED NOTE PURCHASE AGREEMENT

          This CONVERTIBLE SUBORDINATED NOTE PURCHASE AGREEMENT, is dated as of March 30, 1998 (this "Agreement"), and entered into by and between REGENT ASSISTED LIVING, INC., an Oregon corporation (the "Company") and LTC EQUITY HOLDING COMPANY, INC., a Nevada corporation (the "Purchaser").

          Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 10.1 hereof.

          In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company agrees as follows:

SECTION 1. PURCHASE AND SALE OF NOTES

     1.1. Issue of Notes

          On or before the Closing,

          (a) The Company will have authorized the issue and sale of $10,000,000 aggregate principal amount of its 7.5% Convertible Subordinated Notes due March 31, 2008 (the "Notes") to the Purchaser, to be substantially in the form attached hereto as Annex A.

          (b) The Notes shall be substantially in the form attached hereto as Annex A, including such other notations, legends or endorsements set forth therefor or required by law. The Notes shall be dated the date of their issuance. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the Company and the Purchaser, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

     1.2. Purchase and Sale of Notes

          (a) Purchase and Sale. The Company agrees to sell and, subject to the terms and conditions set forth herein and in the Registration Rights Agreement and in reliance on the representations and warranties of the Company contained or incorporated herein, the Purchaser agrees to purchase the Notes for an aggregate purchase price of $10,000,000 as follows:

               (1) $4,000,000 principal amount of Notes will be issued and sold to the Purchaser on the Closing Date, and

               (2) the remaining $6,000,000 principal amount of Notes shall be issued in increments of at least $1,000,000 (except that if more than $9,000,000 but less than $10,000,000 principal amount of Notes have been issued to the Purchaser, the last increment of Notes shall be issued in a principal amount so that an aggregate of $10,000,000 principal amount of Notes shall have been issued to the Purchaser) on or prior to March 31, 2000 upon the receipt of the following:

                    (a) five (5) Business Days written notice by the Company to the Purchaser;

                    (b) a Certificate executed by any two executive officers of the Company, dated the date such additional principal amount of Notes is delivered to the Purchaser (i) certifying and attaching a Disclosure Schedule scheduling all Indebtedness of the Company and its Subsidiaries as of such date, showing as to each item of such Indebtedness the creditor, the aggregate principal amount outstanding, the agreement or instrument governing such Indebtedness and a brief description of any security therefor; (ii) certifying that the Company is not in default in the performance or observance in any material respect of any of the terms, covenants or conditions contained in any instrument evidencing Indebtedness listed on the Disclosure Schedule pursuant to which such Indebtedness was issued or secured or has requested any waiver in respect of any default and no event has occurred and is continuing which, with notice or the lapse of time or both, would constitute such a default; and (iii) certifying that all of the representations and warranties of the Company contained or incorporated by reference herein that (A) are qualified as to materiality are true and correct on and as of such date as though made on and as of such date and that (B) are not qualified as to materiality are true and correct in all material respects on and as of such date as though made on and as of such date, and no event has occurred and is continuing, or would result from the issuance of the Notes or the extension of borrowings under the Commitment Letter, which constitutes or would constitute a Default or an Event of Default; and

                    (c) If the date such additional principal amount of Notes is delivered to the Purchaser is on or after March 31, 1999, an opinion, dated as of such date, from David R. Gibson, counsel for the Company, as to the matters set forth on Annex B; provided, however, any further issuance of Notes after such date shall not require an opinion of counsel pursuant to this clause (c).

          (b) Closing. The purchase and sale of the Notes referred to in
Section 1.2(a)(1) shall take place at a closing (the "Closing") at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California at 2:00 p.m. on March 30, 1998 (the "Closing Date"). At the Closing, the Company will deliver to the Purchaser the Notes to be purchased by the Purchaser (in such permitted denomination or denominations and registered in the Purchaser's name or the name of such nominee or nominees as the Purchaser may request) on the Closing Date, dated the Closing Date, against payment of the purchase price therefor by intra-bank or federal funds bank wire transfer of same day funds to such bank account as the Company shall designate at least two Business Days prior to the Closing.

          (c) Fees and Expenses. Whether or not the Notes are sold, the Company agrees to pay or reimburse all expenses relating to this Agreement, including but not limited to:

               (1) the reasonable fees and other expenses of the Purchaser's counsel, Latham & Watkins, in connection herewith (not to exceed $50,000 in the aggregate, relating to this Agreement and similar agreements dated on or about the date of this Agreement);

               (2) any reasonable out-of-pocket fees and expenses (including the reasonable fees and expenses of counsel) in connection with any registration or qualification of the Notes required in connection with the offer and sale of the Notes at the Closing pursuant to this Agreement under the securities or "blue sky" laws of any jurisdiction requiring such registration or qualification or in connection with obtaining any exemptions from such requirements; and

               (3) the Purchaser's reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) relating to any amendment, or modification of, or any waiver, or consent or preservation of rights under this Agreement, the Notes, the Registration Rights Agreement and any other documents contemplated hereby or thereby.

          Purchaser may deduct such expenses from the purchase price of the Notes; provided that the Purchaser agrees to provide the Company with a statement describing any amounts to be so paid at least one Business Day prior to the Closing.

     1.3. Maintenance of Note Register

          The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (the "Note Register"). The names and addresses of the Holders of Notes, the transfer of Notes, and the names and addresses of the transferees of the Notes shall be registered in the Note Register.

          The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the Company shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 1.3. Payment of or on account of the principal and interest on any registered Notes shall be made to or upon the written order of such registered holder.

     1.4. Issue Taxes

          The Company agrees to pay all taxes owed by or on behalf of the Company in connection with the issuance, sale, delivery or transfer by the Company to the Purchaser of the Notes and the execution and delivery of the agreements and instruments contemplated hereby and any modification of any of such Notes, agreements and instruments and will save the Purchaser harmless without limitation as to time against any and all liabilities with respect to all such taxes. The Purchaser agrees to pay all taxes owed by or on behalf of the Purchaser in connection with the issuance, sale, delivery or transfer by the Company to the Purchaser of the Notes and the execution and delivery of the agreements and instruments contemplated hereby and any modification of any of such Notes, agreements and instruments and will save the Company harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company and the Purchaser under this
Section 1.4 shall survive the payment or prepayment of the Notes and the termination of this Agreement.

     1.5. Direct Payment

          (a) The Company will pay or cause to be paid all amounts payable with respect to any Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting (before 11:00 a.m., Pacific time), by federal funds bank wire transfer to each Holder's account in any bank in the United States as may be designated and specified in writing by such Holder at least two Business Days prior thereto.

          (b) Notwithstanding anything to the contrary contained in the Notes, if any principal amount payable with respect to a Note is payable on a Legal Holiday, then the Company shall pay such amount on the next succeeding Business Day, and interest shall accrue on such amount until the date on which such amount is paid and payment of such accrued interest shall be made concurrently with the payment of such amount, provided that the Company may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest shall accrue on such amount. Notwithstanding anything to the contrary contained in the Notes, if any interest payable with respect to a Note is payable on a Legal Holiday, then the Company shall pay such interest on the next succeeding Business Day, and such extension of time shall be included in the computation of the interest payment, provided that the Company may elect to pay in full (but not in part) any such interest on the last Business Day prior to the date such payment otherwise would be due, and such diminution in time may, at the Company's option, be included in the computation of the interest payment.

     1.6. Lost, Etc. Notes

          Notwithstanding any provision to the contrary, if any Note of which the Purchaser or any other Holder (or nominee thereof) which is a transferee is the owner is mutilated, destroyed, lost or stolen, then the affidavit of the Purchaser or such Holder, if an individual, or of the Purchaser's or such Holder's treasurer or assistant treasurer (or other authorized officer), if a Person other than an individual, briefly setting forth the circumstances with respect to such mutilation, destruction, loss or theft, shall be accepted as satisfactory evidence thereof, and no indemnity, note or payment of charges or expenses shall be required as a condition to the execution and delivery by the Company or the transfer agent with respect to such Note, of new Notes for a like aggregate principal amount or number of shares, as applicable, in substitution therefor, other than such Purchaser's or such Holder's unsecured written agreement reasonably satisfactory to indemnify the Company or the transfer agent, as the case may be, which written agreement may be required by the Company.

SECTION 2. CLOSING CONDITIONS

          The obligations of the Purchaser to purchase and pay for the Notes to be delivered to such Purchaser at the Closing shall be subject to the satisfaction of the following conditions on or before the Closing Date:

     2.1. Delivery of Documents

          The Company shall have delivered to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, the following:

          (a) The Notes being purchased by the Purchaser pursuant to
Section 1.2(a)(1), duly executed by the Company, in the aggregate principal amount of $4,000,000.

          (b) An opinion, dated the Closing Date and addressed to the Purchaser, from David R. Gibson, counsel for the Company, as to the matters set forth on Annex B.

          In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company (copies of which shall be delivered to the Purchaser) and by government officials, and upon such other documents as such counsel reasonably deems appropriate as a basis for its opinion. Such counsel shall opine as to the federal laws of the United States, the laws of the State of Oregon.

          (c) Resolutions of the Board of Directors of the Company, certified by the Secretary or Assistant Secretary, to be duly adopted and in full force and effect on the Closing Date, authorizing (i) the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Commitment Letter and the consummation of transactions contemplated hereby and thereby, (ii) the issuance of the Notes to be purchased by the Purchaser and (iii) specific officers to execute and deliver this Agreement, the Notes, the Registration Rights Agreement and the Commitment Letter.

          (d) Certificates executed by any two executive officers of the Company, dated the Closing Date, certifying (i) that all of the conditions set forth in Section 2 of this Agreement are satisfied on and as of such date, (ii) that all of the representations and warranties of the Company contained or incorporated by reference herein that (A) are qualified as to materiality are true and correct on and as of such date as though made on and as of such date and that (B) are not qualified as to materiality are true and correct in all material respects on and as of such date as though made on and as of such date, and no event has occurred and is continuing, or would result from the issuance of the Notes or the extension of borrowings under the Commitment Letter, which constitutes or would constitute a Default or an Event of Default and (iii) as to such other matters as the Purchaser may request in the exercise of its reasonable discretion.

          (e) Governmental certificates, dated the most recent practicable date but in no event more than thirty (30) calendar days prior to the Closing Date showing that the Company was incorporated under the Oregon Business Corporation Act, is active on the records of the Corporation Division and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business, except where the failure to be so qualified would not have a Material Adverse Effect.

          (f) Copies of each consent, license and approval required in connection with the execution, delivery and performance by the Company of this Agreement, the Notes, the

Registration Rights Agreement and the Commitment Letter and the consummation of the transactions contemplated hereby and thereby.

          (g) Copies of the Charter Documents of the Company, certified as of a recent date but in no event more than thirty (30) calendar days prior to the Closing Date by the Secretary of State of the State of Oregon and certified by the Secretary or Assistant Secretary of the Company (or person possessing comparable authority of the Company), as true and correct on and as of the Closing Date.

          (h) Certificates of the Secretary or an Assistant Secretary of the Company as to the incumbency and signatures of the officers or representatives of such entity executing this Agreement, the Notes, the Registration Rights Agreement, the Commitment Letter and any other certificate or other document to be delivered pursuant hereto or thereto on the Closing Date, together with evidence of the incumbency of such Secretary or Assistant Secretary;

          (i) Copies of all agreements associated with or entered into in connection with the investment of Prudential Private Equity Investors III, L.P. in the Company's Preferred Stock and if requested by the Purchaser prior to the Closing Date, copies of all lease agreements to which the Company is a party.

     2.2. Delivery of Other Agreements

          The Company shall have executed and delivered the Registration Rights Agreement and the Commitment Letter.

     2.3. Representations and Warranties, Agreements and Covenants

          All of the representations and warranties of the Company contained herein that (A) are qualified as to materiality shall be true and correct on and as of the Closing Date, except to the extent any representation or warranty expressly relates to an earlier date and that (B) are not qualified as to materiality are true and correct in all material respects on and as of the Closing Date, except to the extent any representation or warranty expressly relates to an earlier date. The Company shall have performed or complied with all agreements, covenants and conditions contained herein and in the Registration Rights Agreement and the Commitment Letter which are required to be performed or complied with by the Company on or before the Closing Date.

     2.4. No Event of Default

          No event shall have occurred and be continuing, or would result from the purchase of the Notes or the extension of borrowings pursuant to the Commitment Letter, which constitutes or would constitute a Default or an Event of Default.

     2.5. Proceedings Satisfactory

          All proceedings taken in connection with the sale of the Notes, the transactions contemplated hereby, and all documents and papers relating thereto, shall be reasonably satisfactory to the Purchaser. The Purchaser and its counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, all in form and substance satisfactory to the Purchaser. Any document annexed to this Agreement or any other document contemplated by this Agreement not approved by the Purchaser in writing as to form and substance on the date this Agreement is executed shall be satisfactory in form and substance to the Purchaser.

     2.6. Consents and Permits

          The Company shall have received all consents, approvals, and authorizations and sent or made all notices, filings, registrations and qualifications required for the issuance of the Notes, all of which are disclosed on the Disclosure Schedule.

     2.7. No Material Adverse Change

          Since the date of this Agreement, neither the Company nor any of its Subsidiaries shall have suffered any material adverse change in its properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) which would reasonably likely to result in a Material Adverse Effect.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the Disclosure Schedule attached to this Agreement (each scheduled item contained therein referencing the Section of this Agreement that it qualifies), the Company represents and warrants as follows:

     3.1. Organization; Power and Authority

          The Company and each of its Subsidiaries are corporations duly organized and validly existing in good standing under the laws of their respective jurisdictions of incorporation. The Company and each of its Subsidiaries have all requisite power and authority to own or hold under lease the properties it purports so to own or hold except where the failure so to own or hold could not have a Material Adverse Effect and to transact their respective businesses as now transacted. The Company and each of its Subsidiaries are duly qualified as foreign corporations and are in good standing in each jurisdiction in which the character of the properties owned or held under lease by them or the nature of the business transacted by them requires such qualification, except where the failure so to be qualified or be in good standing could not have a Material Adverse Effect.

     3.2. Authorization

          The Company has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement, the Registration Rights Agreement and the Commitment Letter, (ii) to issue and perform all of its obligations under the Notes and (iii) to consummate the transactions contemplated hereby and thereby. Each of this Agreement, the Notes, the Registration Rights Agreement, and the Commitment Letter is a legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

     3.3. Capital Stock

          The total number of shares of Capital Stock which the Company has authority to issue is 30,000,000 shares, consisting of 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Company has the power and authority and has taken all actions (corporate or other) necessary to authorize it to enter into and perform its obligations and undertakings under this Agreement. As of March 30, 1998, there were 4,633,000 shares of Common Stock issued and outstanding, and 1,666,667 shares of Preferred Stock issued and outstanding. Such shares of Common Stock and Preferred Stock have been duly authorized and were validly issued, are fully paid and nonassessable, were issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the Company. Neither the Company nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for any shares of Capital Stock nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any Capital Stock or securities convertible into or exchangeable for any Capital Stock other than (i) the Notes to be issued pursuant to this Agreement or pursuant to other similar agreements dated on or about the date of this Agreement, (ii) 1,666,667 shares of Preferred Stock convertible into Common Stock, and (iii) options and warrants to purchase shares of Common Stock as set forth and for the numbers of shares set forth on the Disclosure Schedule. The Company has duly authorized and reserved for issuance the Conversion Shares, and the Conversion Shares will, when issued, be duly and validly issued, fully paid and nonassessable and free from all Liens.

     3.4. No Other Registration Rights

          Except for the Notes to be issued in connection with the transactions contemplated by this Agreement or pursuant to other similar agreements dated on or about the date of this Agreement, there are no contracts, agreements or understandings between the Company and any other Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to any other registration statement filed by the Company under the Securities Act.

     3.5. No Violation or Conflict; No Default

          Neither the execution or delivery of this Agreement, the Registration Rights Agreement or the Commitment Letter by the Company nor the issuance, sale or delivery of the Notes nor the performance of its respective obligations hereunder or thereunder will:

               (a) violate any provision of the Charter Documents of the Company;

               (b) violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company, any of its Subsidiaries, or any of their respective properties may be subject;

               (c) permit or cause the acceleration of the maturity of any debt or obligation of the Company or any of its Subsidiaries;

               (d) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation of any Lien upon any property of the Company or any of its Subsidiaries under, any mortgage, indenture, loan agreement, note, debenture or other agreement for borrowed money or any other material agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries (or their respective properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

     3.6. Margin Regulations

          No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. ss. 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 C.F.R. ss. 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 C.F.R. ss. 220). The assets of the Company and its Subsidiaries do not include any margin stock, and the Company does not have any present intention of acquiring margin stock.

     3.7. Private Offering

          The sale of the Notes hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Notes, no form of general solicitation or general advertising was used by the Company or its respective representatives.

          The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Notes, or any portion of them, if such offer or sale might bring the issuance and sale of the Notes to the Purchaser within the provisions of Section 5 of the Securities Act nor offer any similar Notes for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Notes and any such Notes could be integrated as a single offering for the purposes of the Securities Act, including without limitation Regulation D.

     3.8. Due Authorization of Material Contracts

          The descriptions in the Incorporated Documents of statutes, legal and governmental proceedings or contracts or other documents are accurate in all material respects and fairly present the information required to be shown at the time shown; and there are no statutes or legal or governmental proceedings required to be described in the Incorporated Documents that are not described as required and there is no document or contract of a character required to be described in the Incorporated Documents or to be filed as an exhibit to the Incorporated Documents which is not described or filed as required. All contracts described in the Incorporated Documents or filed as an exhibit to the Incorporated Documents to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof, except as the enforcement thereof may be limited by bankruptcy and laws relating to the rights and remedies of the creditors generally or by the availability of general equitable remedies.

     3.9. Financial Statements

          The financial statements and schedules of the Company and its consolidated subsidiaries included in the Incorporated Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, present fairly the financial condition of the Company and its consolidated subsidiaries, as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated subsidiaries, for the respective periods covered thereby, all in conformity with GAAP (except in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other financial statements or schedules of the Company and its consolidated subsidiaries or any other company or entity are required by the Securities Act, the Exchange Act or the rules and regulations of the SEC to be included in the Incorporated Documents. The Independent Auditors, who have reported on certain of such financial statements and schedules, are, and were during the periods covered by their reports included in the Incorporated Documents, independent accountants with respect to the Company and its consolidated subsidiaries, as required by the Securities Act, the Exchange Act and the rules and regulations of the SEC. The summary financial and statistical data included in the Incorporated Documents present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. The unaudited consolidated financial statements included in the Incorporated Documents comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC, and such statements fairly present the consolidated financial position and results of operations and the other information purported to be shown therein at the respective dates or for the respective periods therein specified.

     3.10. Litigation; Judgments

          Except as described in the Incorporated Documents, there are no actions, suits or proceedings (formal or informal) pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets, or directors or officers, in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might reasonably be expected to, individually or in the aggregate, and after giving effect to the sale and issuance of the Notes, result in a Material Adverse Effect.

     3.11. Taxes

          Each of the Company and its Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes have become due. None of the Company nor its Subsidiaries has any tax deficiency which has been or might be asserted or threatened against it which could reasonably be expected to result in a Material Adverse Effect.

     3.12. Investment Company Act

          Neither the Company nor any of its Subsidiaries is an "investment company" or a Person directly or indirectly "controlled" by or acting on behalf of an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

     3.13. Environmental Matters

          The operations of the Company and its Subsidiaries with respect to any real property currently leased, owned, controlled or managed by the Company or any of its Subsidiaries are, and with respect to any real property previously leased, owned, managed or controlled were, when such real property was leased, owned, managed or controlled by the Company or any of its Subsidiaries, in compliance in all material respects with all applicable federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment (collectively, "Environmental Laws"), and the Company and its Subsidiaries have all material licenses, permits and authorizations required under all Environmental Laws; neither the Company nor any of its Subsidiaries has authorized or conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas defined or regulated under any Environmental Law on, in or under any real property currently leased, owned, controlled or managed by the Company or any of its Subsidiaries or previously leased, owned, controlled or managed by the Company or any of its Subsidiaries when such real property was owned, leased, controlled or managed by the Company or any of its Subsidiaries, except in compliance with applicable Environmental Laws; and there is not pending or, to the Knowledge of the Company, any threatened claim, litigation or any administrative agency proceeding, nor has the Company or any of its Subsidiaries received any written or oral notice from any governmental entity or third party, that: (i) alleges a violation of any Environmental Laws by the Company or any of its Subsidiaries; (ii) alleges the Company or any of its Subsidiaries is a liable party under CERCLA or any state superfund law;
(iii) alleges possible contamination of the environment by the Company or any of its Subsidiaries; or (iv) alleges possible contamination of real property currently leased, owned, controlled or managed by the Company or any of its Subsidiaries or previously leased, owned, controlled or managed by the Company or any of its Subsidiaries when such real property was owned, leased, controlled or managed by the Company or any of its Subsidiaries.

     3.14. Labor Relations

          No labor dispute with the employees of the Company or any of its Subsidiaries exists or is threatened that could reasonably be expected to result in a Material Adverse Effect; and the Company is not aware of any existing or threatened labor disturbance by the employees of any other entity that could reasonably be expected to result in a Material Adverse Effect.

     3.15. Real Property; Leases

          Each of the Company and its Subsidiaries has good and indefeasible title to all properties and assets described in the Incorporated Documents as owned by it, free and clear of all Liens except such as are described in the Incorporated Documents or are not material, singly or in the aggregate, to the Company. Each of the Company and its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Incorporated Documents as leased by it, except such as are described in the Incorporated Documents.

     3.16. Intellectual Property; Licenses

          Each of the Company and its Subsidiaries owns or has the right to use all patents, patent applications, trademarks, trademark applications, tradenames, copyrights, franchises, trade secrets, proprietary or other confidential information and intangible properties and assets (collectively, "Intangibles") reasonably necessary to conduct its business as now conducted; and none of the Company or its Subsidiaries has any knowledge of any infringement by it of Intangibles of others, and there is no claim being made against the Company or any of its Subsidiaries, or to the Knowledge of the Company, any employee of the Company or its Subsidiaries, regarding infringement of any Intangibles of others which could reasonably be expected to have a Material Adverse Effect and, to the Knowledge of the Company, there is no infringement by others of Intangibles of the Company or any of its Subsidiaries.

     3.17. Defaults

          The continuation, validity and effectiveness of each contract, agreement, arrangement or other instrument related to borrowed money (of any amount) or involving payments in excess of $100,000 or that is material to the Company or its Subsidiaries (each a "Material Contract") will not be adversely affected by the execution, delivery and performance of this Agreement, the Registration Rights Agreement, or the Commitment Letter, the issuance or sale of the Notes, or the consummation of the transactions contemplated hereby or thereby. The Company and its Subsidiaries are not in default in any respect, and will not, with the giving of notice or the lapse of time, or both, be in default in any respect, under any Material Contract upon or as a result of the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Commitment Letter. To the Knowledge of the Company, there is no default or claimed or purported or alleged default or state of facts that with the giving of notice or the lapse of time, or both, would constitute a default on the part of any party other than the Company or any of its Subsidiaries under any Material Contract.

     3.18. Brokers

          The Company has not dealt with any broker, finder, commission agent or other Person in connection with the sale of the Notes and the transactions contemplated by this Agreement, and the Company is not under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

     3.19. Existing Indebtedness

          The Disclosure Schedule sets forth a complete and correct list of all Indebtedness of the Company and its Subsidiaries as of the date hereof, showing as to each item of such Indebtedness the creditor, the aggregate principal amount outstanding, the agreement or instrument governing such Indebtedness and a brief description of any security therefor. With respect to each item of Indebtedness listed on the Disclosure Schedule, the Company will deliver to the Purchaser or its representatives, upon request, a true and complete copy of each instrument evidencing such Indebtedness or pursuant to which such Indebtedness was issued or secured (including each amendment, consent, waiver or similar instrument in respect thereof), as the same is in effect on the date hereof. The Company and its Subsidiaries are not in default in the performance or observance in any material respect of any of the terms, covenants or conditions contained in any instrument evidencing Indebtedness listed on the Disclosure Schedule or pursuant to which such Indebtedness was issued or secured or has requested any waiver in respect of any default and no event has occurred and is continuing which, with notice or the lapse of time or both, would constitute such a default.

     3.20. Compliance with Law; Permits

          (a) The Company and its Subsidiaries own or possess all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not have a Material Adverse Effect. There is no proceeding pending or, to the Knowledge of the Company, threatened (or any basis therefor known to the Company) which may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, canceled, suspended or not renewed; and the Company and its Subsidiaries are conducting their respective business in compliance with all laws, rules and regulations applicable thereto except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect.

          (b) Neither the nature of the Company nor of any of its businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes at the Closing, nor the performance by the Company of its other obligations hereunder or under the Notes, the Registration Rights Agreement or the Commitment Letter, as the case may be, is such as to require a consent, approval or authorization of, or notice to, or filing, registration or qualification with, any governmental authority or other Person on the part of the Company as a condition to the execution and delivery of this Agreement, the Registration Rights Agreement, the Commitment Letter or the offer, issuance, sale or delivery of the Notes at the Closing, other than the filings, registrations, qualifications or consents which shall have been made or obtained on the Closing Date (and copies of which shall have been delivered to the Purchaser). All required consents, approvals or authorizations of, or notices to or filings, registrations or qualifications with, any governmental authority or other Person required in connection with the transactions contemplated by this Agreement, the Notes, the Registration Rights Agreement or the Commitment Letter have been obtained or made.

     3.21. Insurance

          The Company maintains, and will maintain after giving effect to the issuance and the sale of the Notes, insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering director and officer liability, workers compensation liability, malpractice liability respecting the provision of assisted living services, real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is and will be in full force and effect.

     3.22. Material Events

          Since December 31, 1997, there has not been with respect to the Company or any of its Subsidiaries:

          (a) any material adverse change in their properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) which could reasonably be expected to result in a Material Adverse Effect; or

          (b) any damage, destruction or loss to the properties or assets of the Company or any of its Subsidiaries, whether or not covered by insurance, that has or could reasonably be expected to have a Material Adverse Effect or that in the aggregate exceed $100,000; or

          (c) any loss or waiver by the Company or any of its Subsidiaries of any right, not in the ordinary course of business, or any material debt owed to it; or

          (d) other than the sales of assets in the ordinary course of business (including pursuant to sale leaseback transactions), any sale, transfer or other disposition of, or agreement to sell, transfer or otherwise dispose of, any assets by the Company or any of its Subsidiaries in excess of $100,000 in the aggregate, or any cancellation or agreement to cancel any debts or claims of the Company or any of its Subsidiaries; or

          (e) other than dividends payable on the currently outstanding Preferred Stock, any declaration or setting aside or payment of any dividend (whether in cash, property or stock) or any distribution (whether in cash, property or stock) or other payment with respect to any of the Capital Stock of the Company or any of its Subsidiaries, or any repurchase, purchase or other acquisition of, or agreement to repurchase, purchase or otherwise acquire, any of the Company's or any of its Subsidiaries' capital stock; or

          (f) any amendment or termination of any contract, agreement or license to which the Company or any of its Subsidiaries is a party or by which it is bound, except where such amendment or termination could not be reasonably expected to have a Material Adverse Effect; or

          (g) any resignation or termination of employment of any Key
Employee, and there is no impending or threatened resignation or resignations or termination or terminations of employment of any Key Employee; or

          (h) any labor dispute (including, without limitation, any negotiation, or request for negotiation, for any labor representation or any labor contract) affecting the Company or any of its Subsidiaries; or

          (i) any application of any existing (or the enactment of any new) Environmental Law or personnel, product safety law or other governmental regulation that has or which could reasonably be expected to have a Material Adverse Effect.

     3.23. SEC Documents; Undisclosed Liabilities

          The Company has been subject to the reporting requirements of Section 13 of the Exchange Act since at least January 1, 1996 and, except as set forth in any Company SEC Document, has timely filed all required reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act with the SEC since January 1, 1996 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents at the time filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.24. Material Misstatements or Omissions

          No representation or warranty by the Company contained in this Agreement (including the schedules and exhibits attached hereto), the Registration Rights Agreement, the Commitment Letter or in any document, exhibit, statement, certificate or schedule dated the Closing Date, signed by the Company and furnished to the Purchaser pursuant hereto, or in connection with the transactions contemplated hereunder, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained herein and therein not misleading.

     3.25. Survival of Representations and Warranties

          All of the Company's representations and warranties hereunder and under the Registration Rights Agreement and the Commitment Letter shall survive the execution and delivery of the same, any investigation by the Purchaser and the issuance of the Notes.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

          The Purchaser represents and warrants to the Company that:

     4.1. Purchase for Own Account

          The Purchaser is purchasing the Notes to be purchased by it solely for its own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Notes pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

     4.2. Accredited Investor

          The Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; it acknowledges that the Notes have not been registered under the Securities Act and understands that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Notes; it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act; and it has been afforded access to information about the Company and the Company's financial condition, results of operations, business, property, management and prospects sufficient to enable it to evaluate its investment in the Notes. The Purchaser acknowledges that it has conducted its own analysis of the Company's financial condition and other foregoing factors.

     4.3. Authorization

          The Purchaser has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement (ii) to issue and perform all of its obligations under the Notes, as the case may be, and (iii) to consummate the transactions contemplated hereby and thereby. This Agreement is a legally valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

     4.4. Brokers

          The Purchaser has not dealt with any broker, finder, commission agent or other Person in connection with the sale of the Notes and the transactions contemplated by this Agreement, and the Purchaser is not under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

SECTION 5. COVENANTS

          So long as any of the Notes remain unpaid and outstanding, the Company covenants to the Holders of outstanding Notes as follows:

     5.1. Payment of Notes; Satisfaction of Obligations

          The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. To the extent lawful, the Company shall pay interest (including interest accruing after the commencement of any proceeding under any Bankruptcy Law) on all unpaid amounts outstanding under the Notes (including overdue installments of principal or interest) at a rate equal to 7.5% per annum, payable quarterly on each January 1, April 1, July 1 and October 1, beginning July 1, 1998. Such interest rate is subject to adjustment as set forth in Section 3(b) to the Registration Rights Agreement.

     5.2. Notice of Default

          The Company will deliver to the Holders, forthwith upon (i) becoming aware of any Default or Event of Default, (ii) becoming aware of any payment default under any other loan agreement, mortgage, indenture or instrument referred to in Sections 7.1(d) or (iii) the receipt by the Company of any notice of any non-monetary default under any such loan agreement, mortgage, indenture or instrument, an Officers' Certificate specifying in reasonable detail such Default, Event of Default or default and the nature of any remedial or corrective action the Company proposes to take with respect thereto.

     5.3. Limitation on Additional Indebtedness

          None of the Company, nor any of its Subsidiaries (including without limitation, upon the creation or acquisition of such Subsidiary) shall, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness after the date of this Agreement, if a Default or an Event of Default shall have occurred and be continuing at the time or would occur as a consequence of the incurrence of such Indebtedness.

     5.4. Change of Control

          (a) Change of Control. Prior to the consummation of a Change of Control (the date of such consummation being referred to herein as the "Change of Control Date"), the Company shall give each Holder notice describing in reasonable detail the nature of the Change of Control and offering to each Approved Holder and Approved Purchaser the following rights, as applicable (such written notice, the "Change of Control Notice"):

               (1) to require the Company, with respect to any entity whose executive officer is Andre Dimitriadis or Jim Pieczynski (an "Approved Holder"), to repurchase all or any part of each Approved Holder's Notes pursuant to the offer (the "Change of Control Repurchase Offer") at a purchase price equal to 100% of the aggregate principal amount thereof, together with unpaid interest to the date of repurchase (the "Change of Control Price"). The obligation of the Company to repurchase Notes pursuant to the Change of Control Repurchase Offer is subject to the subordination provisions of Section 8 hereof; or

               (2) to require the Company, in the event that (x) less than $10,000,000 aggregate principal amount of Notes have been issued and sold to the Purchaser pursuant to Section 1.2(a) and (y) either Andre Dimitriadis or Jim Pieczynski serve as an executive officer of the party that has the obligation to purchase Notes hereunder (the "Approved Purchaser"), to issue and sell additional Notes to the Approved Purchaser at a purchase price of 100% of the principal amount thereof in such amount designated in writing by the Approved Purchaser (but in no event shall more than $10,000,000 aggregate principal amount of Notes be issued to the Approved Purchaser pursuant to
          Section 1.2(a) and pursuant to this Section 5.4). The foregoing is referred to herein as the "Change of Control Issuance of Additional Notes."

          (b) Timing of Notice. The Change of Control Notice shall be mailed by the Company to all Holders at their last registered address no later than fifteen (15) Business Days prior to the Change of Control Date.

          (c) Procedure. The Change of Control Notice shall state a date not later than five (5) Business Days following the Change of Control Date for repurchase of the Notes pursuant to the Change of Control Repurchase Offer (such date, the "Change of Control Repurchase Date") and shall state a date not later than five (5) Business Days prior to the Change of Control Date for issuance of additional Notes pursuant to the Change of Control Issuance of Additional Notes (such date, the "Change of Control Issuance Date"). The Change of Control Notice, which shall govern the terms of the Change of Control Repurchase Offer and the Change of Control Issuance of Additional Notes, shall state:

               (1) that the Change of Control Repurchase Offer and the Change of Control Issuance of Additional Notes is being made pursuant to this
          Section 5.4;

               (2) the Change of Control Price, the Change of Control Repurchase Date and the Change of Control Issuance Date;

               (3) that, unless the Company defaults in the payment of the Change of Control Price, all Notes accepted for payment shall cease to accrue interest on and after the Change of Control Repurchase Date;

               (4) that Approved Holders electing to require the Company to repurchase any Notes will be required to surrender the Note to the address specified in the Change of Control Notice prior to the close of business on the Business Day preceding the Change of Control Repurchase Date;

               (5) that the Approved Purchaser electing to require the Company to issue additional Notes will be required to make payment for such Notes by wire transfer of immediately available funds to an account designated by the Company in such Change of Control Notice on or prior to the close of business on the Change of Control Issuance Date;

               (6) that the Approved Holders will be entitled to withdraw their election to require the Company to repurchase any Notes on the terms and conditions set forth in such Change of Control Notice by written notice to the Company prior to the Change of Control Repurchase Date and the Approved Purchaser will be entitled to withdraw its election to require the Company to issue additional Notes on the terms and conditions set forth in such Change of Control Notice by written notice to the Company prior to the Change of Control Issuance Date; and

               (7) that the Approved Holders electing to require the Company to repurchase any Notes in part will be issued a new Note in a principal amount equal to the unpurchased portion of the Notes surrendered.

          Any such Change of Control Repurchase Offer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent applicable in connection with any Change of Control Repurchase Offer.

          (d) Acceptance of Notes/Issuance of Additional Notes.:

               (1) On the Change of Control Repurchase Date, the Company shall accept for payment all Notes or portions thereof validly tendered pursuant to the Change of Control Repurchase Offer and promptly thereafter mail or deliver to the Holders of Notes accepted for repurchase payment in the amount equal to the aggregate Change of Control Price for such Notes, and the Company shall execute and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; and

               (2) On the Change of Control Issuance Date, the Company shall issue additional Notes in the amount set forth in writing by the Approved Purchaser, pursuant to this Section 5.4; deliver a Certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the date such additional principal amount of Notes is delivered to the Approved Purchaser, certifying (x) that all of the representations and warranties of the Company contained or incorporated by reference in this Agreement are true and correct on and as of such date as though made on and as of such date, and no event has occurred and is continuing, or would result from the issuance of the Notes or the extension of borrowings under the Commitment Letter, which constitutes or would constitute a Default or an Event of Default and (y) as to such other matters as the Approved Purchaser may request in the exercise of its reasonable discretion and
          (z) an opinion, dated the date such additional principal amount of Notes is delivered to the Approved Purchaser and addressed to the Approved Purchaser, from David R. Gibson, counsel for the Company, as to the matters set forth on Annex B.

          The Company will notify the Holders of the results of the Change of Control Repurchase Offer and the Change of Control Issuance of Additional Notes on the Change of Control Repurchase Date and Change of Control Issuance Date, respectively.

     5.5. Stay, Extension and Usury Laws

          The Company covenants and agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will use its best efforts to resist any attempts to claim or take the benefit of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of its obligations under this Agreement or the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

     5.6. Indemnification

          The Company agrees to indemnify the Purchaser and each director, officer, employee, counsel, Agent and Affiliate of such Purchaser (collectively, the "Indemnified Parties") against, and hold it and them harmless from, all losses, claims, damages, liabilities, taxes, deficiencies, expenses and costs (including diminution in value and costs of preparation and reasonable attorneys' fees and expenses) (collectively, "Losses") incurred by it or them (A) arising from any breach of any representation or warranty or the inaccuracy of any representation made by the Company in or pursuant to the Agreement, the Registration Rights Agreement or the Commitment Letter (including without limitation any breach or inaccuracy of any representation or warranty relating to CERCLA, any equivalent state statute or any other Environmental
Law); and (B) arising from any breach of any covenant or agreement made by the Company in or pursuant to the Agreement, the Registration Rights Agreement or the Commitment Letter; provided, however, that the Company shall not be required to indemnify any Indemnified Party for any Loss that results from (x) the action of any Indemnified Party which is finally judicially determined to have resulted from such Indemnified Party's negligence, intentionally wrongful acts or intentionally wrongful omissions or (y) the Purchaser's failure to purchase additional Notes from the Company pursuant to Section 1.2(a)(2) hereof; provided, further, that no Indemnified Party shall be entitled to assert a claim on account of the indemnity provided in this Section 5.6, unless and until the aggregate amount of Losses with respect to all claims asserted under this Section and under Section 5.6 of the purchase agreements for the Notes executed on the date hereof by other purchasers exceeds $100,000 (in which case the Company shall be liable for Losses in excess of such $100,000 that have accrued).

          The Company agrees to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party. The Company's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of the Company under this Section 5.6 shall survive the payment or prepayment of the Notes, at maturity, upon acceleration, repurchase or otherwise, any transfer of the Notes by any Purchaser to any subsequent Holder and the termination of this Agreement, the Notes, the Registration Rights Agreement and the Commitment Letter. The indemnity provided in this Section 5.6 will be in addition to any liability which the Company may otherwise have, including, without limitation, under this Agreement, the Notes, the Registration Rights Agreement and the Commitment Letter.

          In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company in writing and the Company shall, if it so desires, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligation it may have to any Indemnified Party under this Section 5.6 or otherwise unless the Company is materially adversely affected by such failure.

          Each Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Company has agreed in writing to pay such expenses; (ii) the Company has failed to assume the defense and employ counsel; or (iii) the named parties to any such action (including any impleaded parties) include any Indemnified Party and the Company, and such Indemnified Party shall have been advised by outside counsel that there may be one or more legal defenses available to it which are inconsistent with those available to the Company; provided that, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel in the circumstances described in clauses (i), (ii) or (iii) above, the Company shall not have the right to assume the defense of such action or proceeding; provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any necessary local counsel), which counsel shall be designated by such Indemnified Party. The Company shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Company agrees that it will not, without the Indemnified Party's prior consent, which shall not be unreasonably withheld, settle or compromise any pending or threatened claim, action or suit in respect of which indemnification may be sought hereunder unless the foregoing contains an unconditional release of the Indemnified Parties from all liability and obligation arising therefrom.

     5.7. Corporate Existence; Merger; Successor Corporation

          (a) The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the corporate rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or corporate existence if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to any Holder.

          (b) The Company shall not in a single transaction or through a series of related transactions, (i) consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or group of affiliated persons or (ii) adopt a Plan of Liquidation, unless, in either case:

               (1) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (the Company or such other Person being hereinafter referred to as the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an amendment to this Agreement, all the obligations of the Company under the Notes and this Agreement;

               (2) immediately after and giving effect to such transaction and the assumption contemplated by clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, (ii) the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction;

               (3) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause
(1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and

               (4) The Company shall have delivered to the Purchaser an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or adoption and such amendment to this Agreement comply with this Section 5.7, that the Surviving Person agrees to be bound hereby, and that all conditions precedent herein provided relating to such transaction have been satisfied.

          (c) Upon any consolidation or merger, or any transfer of assets (including pursuant to a Plan of Liquidation) in accordance with this Section 5.7, the successor person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor person had been named as the Company herein; provided, however, that the Company shall not be released from the obligations and covenants under this Agreement or under the Notes.

     5.8. Taxes

          The Company shall, and shall cause its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings.

     5.9. Investment Company Act

          Neither the Company nor any of its Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

     5.10. Insurance

          The Company and its Subsidiaries shall maintain liability, casualty and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

     5.11. Inconsistent Agreements

          The Company shall not, and shall not permit any of its Subsidiaries to, (i) enter into any agreement or arrangement which is inconsistent with, or would impair the ability of the Company to fulfill, its obligations under this Agreement, the Notes, the Registration Rights Agreement or the Commitment Letter or (ii) supplement, amend or otherwise modify the terms of their respective Charter Documents, if the effect thereof would be materially adverse to the Holders, including without limitation to increase the liquidation preference of, or the rate of dividends payable on, any series of preferred stock.

     5.12. Compliance with Laws

          The Company shall, and shall cause its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or obtain and keep in effect would not have a Material Adverse Effect.

     5.13. Inspection of Properties and Records

          The Company agrees to allow, and to cause each of their respective Subsidiaries to allow, the Purchaser and each subsequent Holder (or such Persons as the Purchaser or subsequent Holder may designate) (individually and collectively, "Inspectors") upon reasonable prior notice to visit and inspect any of the properties of the Company or its Subsidiaries, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, and independent public accountants with representatives of the Company or its Subsidiaries present (and by this provision the Company authorizes said accountants to discuss with such Inspectors the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested but not more than twice in any twelve-month period for all Holders in the aggregate unless a Default or an Event of Default shall have occurred; provided, however, that the Purchaser shall not be so limited in the number of such inspections prior to March 31, 2000 where such inspections are made in connection with the issuance and sale by the Company of any additional Notes. If a Default or an Event of Default shall have occurred and be continuing, the Company shall pay or reimburse all Inspectors for expenses which such Inspectors may reasonably incur in connection with any such visitations or inspections.

SECTION 6. CONVERSION OF NOTES

     6.1. Conversion

          (a) Each Note shall be convertible, in whole or in part, at the option of the Holder thereof, at any time prior to the Maturity Date, at the office of the Company or any transfer agent for the Notes, into that number of fully paid and nonassessable shares of Common Stock determined in accordance with the provisions of Section 6.2. In order to convert Notes into Conversion Shares, the Holder thereof shall surrender the Notes therefor, duly endorsed, at the office of the Company or to the transfer agent for the Notes, together with written notice to the Company stating that it elects to convert the same and setting forth the name or names in which it wishes the certificate or certificates for Conversion Shares to be issued, and the principal amount of the Notes being converted. The Company shall, as soon as practicable after the surrender of the Notes for conversion at the office of the Company or the transfer agent for the Notes, issue to each holder of such Notes, or its nominee or nominees, a certificate or certificates evidencing the number of Conversion Shares (and any other securities and property) to which it shall be entitled, cash representing payment in full for all accrued but unpaid interest on the Note (or portion thereof) surrendered for conversion, and, in the event that only a part of the Notes presented are converted, a Note evidencing the principal amount not so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Notes to be converted, and the person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such date and shall, with respect to such shares, thereafter have only those rights of a holder of Common Stock of the Company.

          (b) In the event that the average trading price of the Common Stock over thirty (30) consecutive trading days is equal to or exceeds $12 per share, the Company shall have the right, but not the obligation, to force a conversion of all then outstanding Notes, in whole but not in part, within the fifteen (15) day period immediately following such thirty (30) consecutive trading days. Any such forced conversion shall in all other respects be in accordance with this
Section 6, and, if the Company shall elect to force conversion of Notes, it shall promptly provide notice of such forced conversion to all Holders of Notes. The Company shall, as soon as practicable following the notice of such forced conversion (and in no event later than sixty (60) calendar days after the date of such notice) issue to each holder of such Notes, or its nominee or nominees, a certificate or certificates evidencing the number of Conversion Shares (and any other securities and property) to which it shall be entitled and cash representing payment in full for all accrued but unpaid interest on the Note surrendered for conversion. Such conversion shall be deemed to have been made at the close of business on the date specified in such notice, and the person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such date and shall, with respect to such shares, thereafter have only those rights of a holder of Common Stock of the Company.

          (c) The Company shall use its best efforts to quote and maintain quotation of the Conversion Shares on the Nasdaq National Market or such other principal national securities exchange on which the Common Stock is then listed or quoted.

     6.2. Conversion Rate

          The number of shares of Common Stock issuable upon conversion of the Notes shall be one (1) share for every $7.50 of principal amount of Notes being converted (the "Conversion Rate"), and shall be subject to adjustment from time to time as provided herein and as provided in Section 3(b) of the Registration Rights Agreement.

     6.3. Fractional Shares

          No fractional shares of Common Stock shall be issued upon conversion of Notes. Instead, the Company shall deliver cash in the form of its check for the Fair Market Value of the fractional share.

     6.4. Adjustments for Stock Splits, Combinations and Dividends

          If the outstanding shares of the Common Stock shall be subdivided into a greater number of shares or combined into a lesser number of shares, the Conversion Rate in effect immediately prior to such subdivision shall, simultaneously with the effectiveness of such subdivision, be proportionately increased or decreased, as the case may be. If the Company pays a dividend or otherwise makes a distribution with respect to its Common Stock (whether in cash, additional shares of Common Stock or other property) on or prior to March 31, 2003, then the Conversion Rate shall be increased by a fraction, the numerator of which is the aggregate amount of the fair market value of such dividend or distribution and the denominator of which is the number of shares of Common Stock entitled to such dividend or other distribution. If the Company pays a dividend or otherwise makes a distribution with respect to its Common Stock (whether in cash, additional shares of Common Stock or other property) after March 31, 2003 (the effective date of such dividend or other distribution, the "Determination Date") and if the fair market value of such dividend or other distribution, together with the fair market value of all other dividends and distributions with respect to its Common Stock during the 12-month period immediately preceding the Determination Date exceeds 2% of the Average Closing Sales Price during such 12-month period, then the Conversion Rate shall be increased by a fraction, the numerator of which is the aggregate amount of the fair market value of the dividend or other distribution to be effected on the Determination Date plus the aggregate amount of the fair market value of all dividends and distributions effected during such 12-month period for which no adjustment in the Conversion Rate was effected pursuant to this Section 6.4, and the denominator of which is the number of shares of Common Stock entitled to such dividend or other distribution on the Determination Date. Any adjustment to the Conversion Rate under this Section 6.4 shall become effective at the close of business on the date the subdivision, combination, dividend or other distribution referred to herein becomes effective. For purposes of the calculations made in this Section 6.4, the fair market value of any dividend or other distribution that is in the form of property other than Common Stock or cash shall be determined in good faith by the Board.

     6.5. Reorganization, Mergers, Consolidations or Sales of Assets

          In the event of any capital reorganization, any reclassification of the Common Stock (other than a change in par value or as a result of a stock dividend, subdivision, split-up or combination of shares), the consolidation or merger of the Company with or into another person, or the sale or other disposition of all or substantially all of the properties of the Company as an entirety to another person (collectively referred to hereinafter as "Reorganizations"), the Holders of the Notes shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, upon conversion of the Notes the kind and number of shares of Common Stock or other securities or property (including cash) of the Company, or the other corporation resulting from such consolidation or surviving such merger, which would have been distributed to a holder of the number of shares of Common Stock which the Notes entitled the holders thereof to convert to immediately prior to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holders of the Notes, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Notes.

     6.6. Sale of Shares Below Market or Conversion Price

          (a) If at any time or from time to time the Company shall issue or sell Additional Shares of Common Stock other than in a transaction which falls within Section 6.1, Section 6.4 or Section 6.5, for an Effective Price less than the greater of (x) the Fair Market Value of the Common Stock or (y) the then effective conversion price calculated by dividing $7.50 by the then existing Conversion Rate (the "Adjusted Conversion Price"), then, and in each such case, the then existing Conversion Rate shall be adjusted to a rate per $7.50 principal amount of Notes determined by multiplying that Conversion Rate by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issue after giving effect to such issue of Additional Shares of Common Stock, and (ii) the denominator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Adjusted Conversion Price.

          (b) For the purpose of making any adjustment required in this
Section 6.6, the consideration received by the Company for any issue or sale of securities shall:

               (i) to the extent it consists of cash, the consideration received by the Company therefor shall be deemed to be the net amount of cash actually received by the Company, after deducting therefrom any compensation, discounts, fees or expenses paid to (but not on behalf of) any purchaser of such securities and any compensation, discounts, fees or expenses that are not reasonable or are not customary (it being understood that underwriters' discounts and compensation in public offerings and brokers' commissions in private placements of such securities shall be deemed reasonable and customary);

               (ii) to the extent it consists of property other than cash, the consideration other than cash shall be computed at the fair market value thereof as determined in good faith by the Board of Directors of the Company; and

               (iii) if Additional Shares of Common Stock, Convertible Securities or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Common Stock, Convertible Securities or rights or options shall be computed as that portion of the consideration so received which is reasonably determined in good faith by the Board of Directors of the Company to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

          (c) For the purpose of making any adjustment in the Conversion
Rate provided in this Section 6.6, if at any time, or from time to time, the Company issues any stock convertible into Additional Shares of Common Stock (such convertible stock being hereinafter referred to as "Convertible Securities") or issues any rights or options, other than options pursuant to the Stock Option Plan, to purchase Additional Shares of Common Stock for Convertible Securities (such rights or options being hereinafter referred to as "Rights"), then, and in each such case, the Company shall be deemed to have issued at the time of the issuance of such Rights or Convertible Securities the maximum number of shares of Additional Shares of Common Stock issuable upon exercise (other than options pursuant to the Stock Option Plan) or conversion thereof and to have received in consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Convertible Securities, plus in the case of such Rights, the amount of consideration, if any, payable to the Company upon exercise of such Rights, plus, in the case of Convertible Securities, the amount of consideration, if any, payable to the Company upon the conversion thereof. No further adjustment of the Conversion Rate, adjusted upon the issuance of such Rights or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Rights or the conversion of any such convertible Securities. If any such Rights or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Rate adjusted upon the issuance of such rights, options or convertible securities shall be readjusted to the conversion rate which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for granting of all such Rights, whether or not exercised, plus consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities.

     6.7. Adjustment for Failure to Quote on Nasdaq National Market

          In event that, from the time of effectiveness of the registration statement to be filed pursuant to Section 3(a) of the Registration Rights Agreement and until all Notes have been converted into Conversion Shares, immediately prior to the conversion of any Notes into Conversion Shares pursuant to this Section 6, such Conversion Shares have not been approved for quotation on Nasdaq National Market (or any other national securities exchange where the Common Stock is then listed or quoted), then the Conversion Rate with respect to such Conversion Shares shall be increased by 10% immediately prior to the conversion of any Notes into such Conversion Shares.

     6.8. Accountants' Certificate of Adjustment

          In each case of an adjustment or readjustment of the Conversion Rate or the number of shares of Common Stock or other securities issuable upon conversion of the Notes, the Company shall as soon as reasonably practicable (and in no event less than thirty (30) days following the event causing such adjustment or readjustment) compute such adjustment or readjustment in accordance with this Agreement and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each Holder of the Notes at the Holder's address as shown on the Company's note register. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the Conversion Rate at the time in effect for the Notes, and (ii) the number of shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Notes. At the written request of the Requisite Noteholders, the Company shall cause its Independent Auditors to verify the computations contained in the certificate prepared by the Company.

     6.9. Reservation of Shares Issuable Upon Conversion

          The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, such number and class of its shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding Notes, and if at any time the number and class of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Notes, the Company shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number and class of shares as shall be sufficient for such purpose. In the event of the consolidation or merger of the Company with another corporation where the Company is not the surviving corporation, effective provision shall be made in the certificate or articles of incorporation, documents of merger or consolidation, or otherwise, of the surviving corporation so that such corporation will at all times reserve and keep available a sufficient number of shares of Common Stock or other securities or property to provide for the conversion of the Notes in accordance with the provisions of this Section 6.

     6.10. No Impairment

          The Company shall not amend its Charter Documents or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the principal purpose of avoiding or attempting to avoid the observance or performance of any of the terms to be observed or performed by the Company pursuant to this Section 6.

SECTION 7. DEFAULTS AND REMEDIES

     7.1. Events of Default

          An "Event of Default" occurs if:

          (a) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon repurchase or otherwise;

          (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for the period and after the notice specified below;

          (c) the Company fails to comply with any of the agreements, covenants, or provisions of this Agreement or the Notes and the Default continues for the period and after the notice specified below;

          (d) a default occurs under any mortgage, indenture or instrument (other than a mortgage, indenture or instrument to which the Purchaser or its Subsidiaries is a party) under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guaranteed Indebtedness now exists or shall be created hereafter, which default (i) is caused by a failure to pay principal of or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness, or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness as to which there has been a payment default or the maturity of which has been so accelerated, aggregates $1,000,000 or more;

          (e) a final judgment for the payment of money is entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such remains undischarged for a period (during which execution shall not be effectively stayed) of (1) ninety (90) days, if the aggregate of all such judgments exceeds $1,000,000 but is less than $5,000,000 or (2) thirty (30) days if the aggregate of all such judgments exceeds $5,000,000;

          (f) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a Custodian of it or for all or substantially all of its property, (4) makes a general assignment for the benefit of its creditors, (5) generally is unable to pay its debts as the same become due; or
(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any of its Subsidiaries in an involuntary case, (ii) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of its property, or
(iii) orders the liquidation of the Company or any of its Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

          A Default under clause (b) is not an Event of Default until a Holder notifies the Company of such Default and the Company does not cure such Default within two (2) Business Days after receipt of such notice. A Default under clause (c) (other than a Default under Sections 5.3, 5.4, 5.6 or 5.7 of this Agreement, which Default shall be an Event of Default without the notice or passage of time specified in this paragraph) or (d) (other than a Default resulting from the acceleration of any Indebtedness described therein, which Default shall be an Event of

Default without the notice or passage of time specified in this paragraph) or
(e) is not an Event of Default until the Requisite Noteholders notify the Company of the Default and the Company does not cure the Default within ten (10) days after receipt of the notice. Any such notices must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

     7.2. Acceleration of Notes

          If an Event of Default (other than an Event of Default specified in clauses (e) and (f) of Section 7.1) occurs and is continuing, the Requisite Noteholders, by notice to the Company, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Immediately upon such declaration, the principal and interest shall be due and payable. If an Event of Default specified in clause (e) or (f) of Section 7.1 occurs, such an amount shall become and be immediately due and payable without any declaration or other act on the part of any Holder. The Requisite Noteholders by notice to the Company may rescind an acceleration of and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

     7.3. Other Remedies

          If an Event of Default occurs and is continuing, Holders of the Notes may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

          A delay or omission by any Holder of any Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 8. SUBORDINATION

     8.1. Notes Subordinated to Senior Indebtedness

          (a) The Notes are subordinated and junior in right of payment of the principal of and interest and all other obligations (all of the foregoing, a "Payment or Distribution") on such Notes to the prior payment in full of any Senior Indebtedness whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, the Notes shall comply with the provisions of this Section 8, and each Holder by his acceptance thereof likewise agrees.

          A Payment or Distribution shall include any asset of any kind or character, and may consist of cash, securities or other property, by set-off or otherwise, except that Holders may receive (i) securities that are subordinated to at least the same extent as the Notes to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness.

          (b) The Senior Indebtedness of the Company shall continue to be Senior Indebtedness and entitled to the benefit of these subordination provisions irrespective of any

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
amendment, modification or waiver of any term of any instrument relating to refinancing of the Senior Indebtedness, whether with or without notice to Holders.

          (c) No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any act or failure to act on the part of the Company, the Holders or the holders of the Senior Indebtedness, including without limitation any non-compliance by the holders of the Senior Indebtedness with any of the terms, provisions and covenants of the documents evidencing or securing the Senior Indebtedness, or by any noncompliance by the Company or the Holders with any of the terms, provisions and covenants of the Notes, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or otherwise be charged with.

     8.2. Company Not to Make Payments with Respect to Notes in Certain Circumstances

          No Payment or Distribution shall be made by the Company on account of principal of or interest on the Notes, whether upon the Maturity Date, upon repurchase or acceleration, or otherwise, if there shall have occurred and be continuing a default with respect to any Senior Indebtedness and notice of such default in writing or by telegram has been given to the Company by any holder or holders of Senior Indebtedness, unless and until the Company shall have received written notice from such holder or holders that such default or event of default shall have been cured or waived or shall have ceased to exist or, unless in the event of a default that does not result in the acceleration of any Senior Indebtedness or that does not involve a payment default with respect to any Senior Indebtedness, upon the expiration of the 60-day period following the date of such notice of default. Following such 60-day period, the Company shall be obligated to make any and all outstanding Payments or Distributions with respect to the Notes.

          Upon acceleration of the principal of the Notes or any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or such other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or payment thereof provided for to the satisfaction of the holders thereof, before any Payment or Distribution is made on account of the repurchase price or principal of or interest on the Notes; and (subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred in this Section 8 upon the Senior Indebtedness and the holders thereof with respect to the Notes or the Holders, by a lawful plan of reorganization or readjustment under applicable law) upon any such dissolution or winding up or liquidation or reorganization, any Payment or Distribution by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders would be entitled except for the provisions of this Section 8, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such Payment or Distribution directly to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any Payment or Distribution is made to the Holders.

          In the event that, notwithstanding the foregoing, any Payment or Distribution by the Company of any kind or character, whether such payment shall be in cash, property or securities is prohibited by the foregoing, and the Company shall have made payment to the Holders before all Senior Indebtedness is paid in full in cash, or provision is made for such payment to the satisfaction of the holders thereof, such Holder, then and in such event such Payment or Distribution shall be paid over by such Holder or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent Payment or Distribution to or for the holders of such Senior Indebtedness, and, until so delivered, the same shall be held in trust by any Holder as the property of the holders of Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in
Section 5.7 shall not be deemed a dissolution, winding up, liquidation or reorganization for the purpose of this Section if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section 5.7.

          The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders without incurring responsibility to the Holders and without impairing or releasing the obligations of the Holders to the holders of the Senior Indebtedness: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and/or (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     8.3. Subrogation of Notes

          After all Senior Indebtedness is paid in full and until the Notes are paid in full, the Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness.

          If any Payment or Distribution to which the Holders would otherwise have been entitled but for the provisions of this Section 8 shall have been applied pursuant to the provisions of this Section 8 to the payment of all amounts payable in respect of the Senior Indebtedness, then and in such case, the Holders, as with respect to the Company, shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any Payments or Distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable in respect of the Senior Indebtedness in full in cash or, at the option of the holders of Senior Indebtedness, cash equivalents.

     8.4. No Impairment of Subordination

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, any Holder, or by any act, or failure to act, in good faith, by any such holder of Senior Indebtedness, or by any noncompliance by the Company or any Holder with the terms, provisions and covenants of this Agreement regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     8.5. Section 8 Not to Prevent Events of Default

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision in this Section 8 shall not be construed as preventing the occurrence of an Event of Default with respect to such series under Section 7.1.

     8.6. Securities Senior to Subordinated Indebtedness

          The indebtedness represented by the Notes will be senior and prior in right of payment to all Subordinated Indebtedness, to the extent and in the manner provided in such Subordinated Indebtedness.

     8.7. Assignment of Junior Claims

          (a) So long as the Purchaser holds a sufficient amount of Notes such that the Purchaser constitutes a Requisite Noteholder, paragraphs (b) and
(c) of this Section 8.7 shall have no force and effect. In the event the Purchaser shall cease to hold a sufficient amount of Notes such that the Purchaser is no longer a Requisite Noteholder, paragraphs (b) and (c) of this
Section 8.7 shall be in effect.

          (b) In the event of an insolvency proceeding with respect to the Company, each Holder will assign to a representative of the holders of Senior Indebtedness (as identified in writing to each Holder by the holders of Senior Indebtedness) (the "Senior Representative") each Holder's right, title and interest in and to any claims such Holder has against the Company with respect to the Notes (the "Junior Claims") and any security held therefor, and will deliver to the Senior Representative from time to time any and all instruments and documents evidencing such Junior Claims, or will have entered on such instruments and documents such subordination legend as the Senior Representative may reasonably request, and each Holder will execute such other instruments and documents as the Senior Representative may from time to time reasonably require in connection therewith. In the event that any Junior Claim is not evidenced by a negotiable instrument, each Holder hereby agrees that he will use all commercially reasonably efforts to obtain an instrument or document from the Company evidencing such Junior Claim. In the event that such debt is not evidenced by a document, it shall nevertheless be deemed subordinated and assigned by virtue of this Section 8.7.

          (c) In the event of an insolvency proceeding with respect to the Company, each Holder will grant to the Senior Representative irrevocable authority in the place and stead of such Holder and in the name of such Holder or in the Senior Representative's name but for the Senior Representative's use and benefit, at any time or times, after any default under the terms of any Senior Indebtedness, in the Senior Representative's discretion to demand, collect file proofs of claim with respect to, receive (by way of dividends or otherwise) and take any and all legal proceedings for the recovery of any and all moneys due or to become due on account of the Junior Claims or any thereof, and to vote, give consents and take any other steps with regard thereto. Any and all moneys so collected or received by the Senior Representative shall be retained indefeasibly by the Senior Representative for application to the payment in full of any amounts owing with respect to the Senior Indebtedness then outstanding (the "Senior Claims"). If the Senior Representative receives notice of any claim adverse to the rights or interests of each Holder in and to either the Junior Claims or the Senior Claims, or any moneys held by the Senior Representative in respect thereof, the Senior Representative shall be entitled to retain any and all such moneys, documents and instruments evidencing such Junior Claims and Senior Claims.

SECTION 9. AMENDMENTS AND WAIVERS

     9.1. With Consent of Holders

          The Company, when authorized by a resolution of the Board of Directors of the Company and with the written consent of the Requisite Noteholders, may amend this Agreement or the Notes, without notice to any other Holders. The Requisite Noteholders may waive compliance by the Company with any provision of this Agreement or the Notes without notice to any other Holder. Without the consent of each Holder affected, however, no amendment or waiver may (with respect to any Notes held by a non-consenting Holder of Notes):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver of any provision of this Agreement or the Notes;

          (b) reduce the principal of or change the fixed maturity of any Note;

          (c) reduce the rate of or change the time for payment of interest on any Note;

          (d) waive a Default or Event of Default in the payment of principal of or interest on the Notes (except a rescission of acceleration of the Notes by the Requisite Noteholders and a waiver of the payment default that resulted from such acceleration);

          (e) make the principal of or the interest on, any Note payable in any manner other than that stated in this Agreement and the Notes;

          (f) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

          (g) make any change to the subordination provisions of this Agreement that adversely affect any Holder; or

          (h) make any change in the foregoing amendment and waiver provisions.

          It shall not be necessary for the consent of the Holders under this
Section 9 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment or waiver under this Section 9 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

          In connection with any amendment to this Section 9, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment or waiver, consideration for such Holder's consent.

     9.2. Revocation and Effect of Consents

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Company received before the date on which the Requisite Noteholders have consented (and not theretofore revoked such consent) to the amendment or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver, which record date shall be at least ten (10) Business Days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (g) of
Section 9.1, in which case,
the amendment or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

     9.3. Notation on or Exchange of Notes

          If an amendment or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Company. The Company may place an appropriate notation on the Note about the changed terms and return it to the Holder.

SECTION 10. DEFINITIONS

     10.1. Definitions

          As used in this Agreement, the following terms shall have the following meanings:

          "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, whether or not subsequently reacquired or retired by the Company, other than the Conversion Shares; provided that such term shall exclude shares of Common Stock issued under the Stock Option Plan and shares of Common Stock issued or issuable upon the conversion of Notes issued pursuant to agreements dated on or about the date of this Agreement and the warrants scheduled on the Disclosure Schedule.

          "Adjusted Conversion Price" shall have the meaning assigned to such term in Section 6.6(a).

          "Affiliate" means, with respect to any referenced Person, a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such referenced Person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of the combined voting power of the total Voting Securities of such referenced Person or (iii) of which 10% or more of the combined voting power of the total Voting Securities directly or indirectly through one or more intermediaries is beneficially owned or held by such referenced Person, or a Subsidiary of such referenced Person. When used herein without reference to any Person, Affiliate means an Affiliate of the Company. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise; and the terms "affiliated," controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Person authorized to act and who acts on behalf of the Purchasers with respect to the transactions contemplated by this Agreement, the Registration Rights Agreement or the Commitment Letter.

          "Agreement" means this Convertible Subordinated Note Purchase Agreement dated as of March 30, 1998 by and between the Company and the Purchaser.

          "Approved Holder" shall have the meaning assigned to such term in
Section 5.4(a)(1).

          "Approved Purchaser" shall have the meaning assigned to such term in
Section 5.4(a)(2).

          "Average Closing Sales Price" as of a particular 12-month period means the average closing sales price of the Common Stock for each Business Day during such 12-month period. Such average shall be calculated as follows: (i) the average of the closing sales prices of the Common Stock quoted on the Nasdaq National Market for each Business Day during such 12-month period, or (ii) if no such quotations are available, the average of the closing sales prices for each Business Day during such 12-month period on the principal national securities exchange on which the Common Stock is listed, or (iii) if not listed on any national securities exchange, the average closing sales price for each Business Day during such 12-month period in the over-the-counter market as reported by the National Quotation Bureau, Incorporated or similar organization, or (iv) if no of such sales prices are available for each Business Day in such 12-month period, the average of the high bid and low asked quotations in the over-the-counter market as so reported for such Business Days, or (v) if no such quotations are available, the fair market value per share on such unreported Business Days as determined by an independent investment banker or appraiser, nationally recognized to be expert in making such valuations, selected by a majority of the directors of the Company. In the event "Average Closing Sales Price" is determined by an independent investment banker or appraiser pursuant to clause (v) of the foregoing sentence, such determination shall be provided to each Holder in writing together with a fair and accurate description of the basis for making such determination. The Requisite Holders shall be permitted to dispute such determination by written notice to the Company within ten (10) Business Days of receipt of such determination. In the event of such dispute, the Requisite Holders and the Company shall work together in good faith to mutually agree upon a second independent investment banker or appraiser to make a determination of "Average Closing Sales Price" whose fees and expenses shall be paid by the Company. "Average Closing Sales Price" shall be the average of the per share fair market values determined by both independent investment bankers or appraisers.

          "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Business Day" means any day which is not a Legal Holiday.

          "Capital Lease" means any lease of any property which would in accordance with GAAP be required to be classified and accounted for on the balance sheet of the lessee as a capital lease.

          "Capitalized Lease Obligation" means, with respect to any Person for any period, any obligation of such Person to pay rent or other amounts under a Capital Lease; the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

          "Capital Stock" means any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et. seq.).

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or group (as defined above), other than Walter C. Bowen or a Related Party, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Fully Diluted Voting Securities of the Company (measured by voting power rather than number of shares) and (iv) the date on which a majority of the Board of Directors of the Company shall cease to be Continuing Directors.

          "Change of Control Date" shall have the meaning set forth in Section 5.4.

          "Change of Control Issuance Date" shall have the meaning set forth in
Section 5.4.

          "Change of Control Issuance of Additional Shares" shall have the meaning set forth in Section 5.4.

          "Change of Control Notice" shall have the meaning set forth in Section 5.4.

          "Change of Control Price" shall have the meaning set forth in Section 5.4.

          "Change of Control Repurchase Date" shall have the meaning set forth in Section 5.4.

          "Change of Control Repurchase Offer" shall have the meaning set forth in Section 5.4.

          "Charter Documents" means the Articles of Organization, Articles of Incorporation or Certificate of Incorporation and Bylaws, as amended or restated (or both) to date, of the Company or a Subsidiary, as applicable.

          "Closing" shall have the meaning set forth in Section 1.2(b).

          "Closing Date" shall have the meaning set forth in Section 1.2(b).

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or law thereto.

          "Commitment Letter" means that certain Commitment Letter dated as of the Closing Date by and between the Company, LTC Properties and LTC West, executed concurrently herewith.

          "Common Stock" means the Common Stock, no par value, of the Company.

          "Company" means Regent Assisted Living, Inc., an Oregon corporation.

          "Company SEC Documents" shall have the meaning set forth in Section 3.23.

          "Conversion Rate" shall have the meaning set forth in Section 6.2.

          "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Notes.

          "Convertible Securities" shall have the meaning set forth in Section 6.6(c).

          "Consolidated " or "consolidated," when used with reference to any accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Closing Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries, and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on March 30, 1998 or (ii) was nominated for election or elected to such Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

          "Determination Date" shall have the meaning set forth in Section 6.4.

          "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under
Section 6.6, into the aggregate consideration received, or deemed to have been received by the Company for such issue under Section 6.6, for such Additional Shares of Common Stock.

          "Environmental Laws" shall have the meaning set forth in Section 3.13.

          "Equity Interest" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt note which is convertible into, or exchangeable for, Capital Stock).

          "Event of Default" shall have the meaning set forth in Section 7.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor statute or law thereto.

          "Fair Market Value" of Common Stock as of a particular date means the Weighted Average trading price of the Common Stock for the ten (10) consecutive Business Day period immediately preceding such date. Such Weighted Average shall be calculated as follows: (i) the Weighted Average of the sales price of the Common Stock quoted on the Nasdaq National Market for each of such ten (10) Business Days, or (ii) if no such quotations are available, the Weighted Average sales price for such ten (10) Business Days on the principal national securities exchange on which the Common Stock is listed, or (iii) if not listed on any national securities exchange, the Weighted Average sales price for such ten (10) Business Days in the over-the-counter market as reported by the National Quotation Bureau, Incorporated or similar organization, or (iv) if no of such sales prices are available for each Business Day in such ten (10) Business Day period, the Weighted Average of the high bid and low asked quotations in the over-the-counter market as so reported for such ten (10) Business Days, or (v) if no such quotations are available, the fair market value per share on such date as determined by an independent investment banker or appraiser, nationally recognized to be expert in making such valuations, selected by a majority of the directors of the Company; provided, however, that in the event of an underwritten public offering of Common Stock, "Fair Market Value" shall mean the price to the public of such Common Stock in such underwritten public offering. In the event "Fair Market Value" is determined by an independent investment banker or appraiser pursuant to clause (v) of the foregoing sentence, such determination shall be provided to each Holder in writing together with a fair and accurate description of the basis for making such determination. The Requisite Holders shall be permitted to dispute such determination by written notice to the Company within ten (10) Business Days of receipt of such determination. In the event of such dispute, the Requisite Holders and the Company shall work together in good faith to mutually agree upon a second independent investment banker or appraiser to make a determination of "Fair Market Value" whose fees and expenses shall be paid by the Company. "Fair Market Value" shall be the average of the per share fair market values determined by both independent investment bankers or appraisers.

          "Fully Diluted Voting Securities" means each class of Voting Securities of a Person and each class of securities of a Person that, at the time of determination, can immediately subscribe for and/or convert to Voting Securities.

          "GAAP" means generally accepted accounting principles as used in the United States of America and applied in a manner consistent with past practices.

          "Holder" or "Holders" means the Purchaser (so long as it holds any Notes) and any other holder of any of the Notes.

          "Incorporated Documents" means the following of the Company's documents, each as filed with the SEC: (1) Form 10-K for the year ended December 31, 1997, (2) 1997 Proxy Statement dated April 10, 1997; and (3) Form 8-K dated December 29, 1997.

          "Indebtedness" means, with respect to any Person, the aggregate amount of, without duplication, the following:

          (a) all obligations for borrowed money;

          (b) all obligations evidenced by bonds, debentures, notes or other similar instruments;

          (c) all obligations to pay the deferred purchase price of property or services, except Trade Payables and obligations that do not exceed $300,000 in the aggregate, accrued commissions and other similar accrued current liabilities in respect of such obligations, in any case, not overdue and arising in the ordinary course of business;

          (d) all Capitalized Lease Obligations;

          (e) all obligations or liabilities of others secured by a lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed;

          (f) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; and

          (g) all guaranties.

          "Indemnified Parties" shall have the meaning set forth in Section 5.6.

          "Independent Auditors" shall mean the independent certified public accountants of the Company. Until December 29, 1997, the Independent Auditors were Coopers & Lybrand, L.L.P. After such date and as of the date of the Agreement, the Independent Auditors are KPMG Peat Marwick LLP.

          "Inspectors" shall have the meaning set forth in Section 5.13.

          "Intangibles" shall have the meaning set forth in Section 3.16.

          "Junior Claims" shall have the meaning set forth in Section 8.7.

          "Key Employee" means Walter C. Bowen.

          "Knowledge of the Company" means to the actual knowledge of each of the Chairman, Chief Executive Officer, Chief Financial Officer, General Counsel, President, Treasurer and any Senior or Executive Vice President of the Company, after due inquiry and investigation.

          "Legal Holiday" means a Saturday, Sunday or day on which banks and trust companies in the principal place of business of the Company or in California are not required to be open. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

          "Lien" means any mortgage, pledge, lien, taxes, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or note interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Losses" shall have the meaning set forth in Section 5.6.

          "LTC Properties" means LTC Properties, Inc., a Maryland corporation.

          "LTC West" means LTC West, Inc., a Nevada corporation.

          "Material Adverse Effect" means (i) any adverse effect upon the issuance, validity or enforceability of a Note, this Agreement, the Registration Rights Agreement or the Commitment Letter, (ii) any material adverse effect on the results of operations, financial condition, properties, assets, business or prospects of the Company and its Subsidiaries, taken as a whole, or (iii) any adverse effect on the ability of the Company to fulfill its obligations under the Notes, this Agreement, the Registration Rights Agreement or the Commitment Letter or any document contemplated hereby or thereby.

          "Material Contract" shall have the meaning set forth in Section 3.17.

          "Maturity Date" means March 31, 2008.

          "Note Register" shall have the meaning set forth in Section 1.3.

          "Note" or "Notes" shall have the meaning set forth in Section 1.1.

          "Officers' Certificate" means a certificate signed by any two officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice President of the Company.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Purchaser.

          "Payment" or "Distribution" shall have the meaning set forth in
Section 8.1.

          "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization or a government or agency or political subdivision thereof.

          "Plan of Liquidation" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

          "Preferred Stock" means the Series A Preferred Stock, no par value, and the Series B Preferred Stock, no par value, of the Company.

          "Property" or "property" means any assets or property of any kind or nature whatsoever, real, personal or mixed (including fixtures), whether tangible or intangible, provided that the terms "Property" or "property", when used with respect to any Person, shall not include Notes issued by such.

          "Purchaser" means the purchaser on the signature pages hereto.

          "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of the Closing Date by and among the Company and the Purchaser, executed concurrently herewith.

          "Related Party" with respect to Walter C. Bowen means (A) any spouse or immediate family member of such Person or (B) or trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Walter C. Bowen and/or such other Persons referred to in the immediately preceding clause (A).

          "Reorganizations" shall have the meaning set forth in Section 6.5.

          "Requisite Noteholders" shall mean the holders of Notes whenever issued to the Purchaser pursuant to this Agreement and the Notes issued to all other purchasers pursuant to similar agreements dated on or about the date of this Agreement with an aggregate principal amount equal to or greater than 50% of the aggregate principal amount of all then outstanding Notes whenever issued to the Purchaser pursuant to this Agreement and the Notes issued to all other purchasers pursuant to similar agreements dated on or about the date of this Agreement.

          "Rights" shall have the meaning assigned to such term in Section
6.6(c).

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute or law thereto.

          "Senior Claims" shall have the meaning set forth in Section 8.7.

          "Senior Indebtedness" means the principal of, premium, if any, and accrued interest on any other Indebtedness of the Company and all fees, expenses, reimbursements, indemnities and other amounts payable with respect to such Indebtedness, whether such Indebtedness is outstanding on the date of this Agreement or thereafter created, incurred, assumed, or guaranteed by the Company unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior, or is pari passu or subordinate, in right or payment to the Notes; provided that Senior Indebtedness shall not include (i) in the case of each Note the other Notes (ii) Indebtedness of the Company to a Subsidiary of the Company, (iii) Indebtedness of or amounts owed by the Company for compensation to directors or members of senior management that has not been approved by the Compensation Committee of the Board; (iv) Indebtedness guaranteed by the Company on behalf of any equityholder, director, officer or employee of the Company or of any equityholder, director, officer or employee of any of the Company's Subsidiaries, (v) any Trade Payables (including without limitation Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business), (vi) Indebtedness of the Company that is subordinated by its terms in right of payment to any other Indebtedness of the Company, and (vii) Indebtedness incurred in violation of this Agreement.

          "Senior Representative" shall have the meaning set forth in Section
8.7.

          "Subordinated Indebtedness" means the principal, premium, if any, and interest on any Indebtedness of the Company which by its terms is expressly subordinated in right of payment to the Notes.

          "Subsidiary" means, with respect to any Person (the "parent"), any corporation, association or other business entity of which Notes or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Stock Option Plan" shall mean the Company's 1995 Stock Incentive Plan as in effect on the Closing Date.

          "Surviving Person" shall have the meaning set forth in Section 5.7(b)(1).

          "Total Price" means, with respect to the Common Stock on any Business Day, the product of: (x) the closing sales price of the Common Stock quoted on the Nasdaq National Market on such Business Day, or if no such quotations are available, on the principal national securities exchange on which the Common Stock is listed on such Business Day, or if not listed on any national securities exchange, in the over-the-counter market as reported by the National Quotation Bureau, Incorporated or similar organization on such Business Day, or if no such sales prices are available, the high bid and low asked quotations in the over-the-counter market on such Business Day multiplied by (y) the number of shares of Common Stock traded on such market or exchange, as applicable, on such Business Day.

          "Trade Payables" means, with respect to any Person, accounts payable and other similar accrued current liabilities in respect of obligations or indebtedness to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of property or services.

          "Voting Securities" means any class of Equity Interests of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of any Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

          "Weighted Average" means, with respect to the Common Stock during any ten (10) consecutive Business Day period, the sum of the Total Price of such Common Stock for each Business Day during such ten (10) consecutive Business Day period divided by ten (10).

     10.2. Rules of Construction

          Unless the context otherwise requires

          (a) a term has the meaning assigned to it;

          (b) "or" is not exclusive;

          (c) words in the singular include the plural, and words in the plural include the singular;

          (d) provisions apply to successive events and transactions;

          (e) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and

          (f) the masculine shall include the feminine and neuter genders as appropriate.

SECTION 11. MISCELLANEOUS

     11.1. Notices

          All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telex, telecopier, or overnight air courier guaranteeing next day delivery:

          (a) if to any Purchaser at address set forth on the signature pages hereto, with a copy to Latham & Watkins, 633 W. Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Eva Herbst Davis, Esq.; and

          (b) if to the Company, to Regent Assisted Living, Inc., 121 SW Morrison, Suite 1000, Attention: General Counsel with a copy to Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2300, Portland, Oregon 97204, Attention: Todd Bauman, Esq.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

     11.2. Undertaking for Costs

          In any suit for the enforcement of any right or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

     11.3. Successors and Assigns

          This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

     11.4. Counterparts

          This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     11.5. Headings

          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     11.6. Governing Law

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

     11.7. Entire Agreement

          This Agreement, together with the Notes, the Registration Rights Agreement and the Commitment Letter is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Notes, the Registration Rights Agreement and the Commitment Letter supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     11.8. Severability

          In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

     11.9. Transfer

          The Notes may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless (a) such transfer is pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or (b) the Company has been furnished with a satisfactory opinion of counsel for the Holder, at such Holder's expense, that such transfer is exempt from the provisions of Section 5 of the Securities Act, the rules and regulations in effect thereunder and any applicable state securities laws.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date first written above.

REGENT ASSISTED LIVING, INC.,
an Oregon corporation


By:  WALTER C. BOWEN
     -------------------------------------------------
     Name:   Walter C. Bowen
     Title:  President


LTC EQUITY HOLDING COMPANY, INC.,
a Nevada corporation


By: JAMES J. PIECZYNSKI
    --------------------------------------------------
    Name:   James J. Pieczynski
    Title:  President and Chief Financial Officer


Address:

300 Esplanade Drive, Suite 1860
Oxnard, California 93030

                                                                         ANNEX A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (A) SUCH TRANSFER IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.


                          REGENT ASSISTED LIVING, INC.

                CONVERTIBLE SUBORDINATED NOTE DUE MARCH 31, 2008




Note No. ________                                       $_______________________

          FOR VALUE RECEIVED, the undersigned, REGENT ASSISTED LIVING, INC., a corporation organized and existing under the laws of Oregon (herein called the "Company"), hereby promises to pay to the order of ____________________________ or registered assigns ("Holder"), the principal sum of ___________________________ DOLLARS (or so much thereof as shall remain outstanding) on March 31, 2008. Payments are to be made as provided in the Agreement (as defined herein).

          This Note is one of the Notes issued pursuant to the Convertible Subordinated Note Purchase Agreement dated as of March 30, 1998 (the "Agreement"), by and between the Company and LTC Equity Holding Company, Inc., a Nevada corporation, and is also entitled to the benefits thereof to the extent provided in the Agreement. This Note is subject to (i) conversion, in whole or in part, at the option of the Holder, pursuant to Section 6.1(a) of the Agreement, (ii) conversion, in whole but not in part, at the option of the Company upon the satisfaction of certain conditions pursuant to Section 6.1(b) of the Agreement and (iii) repurchase, in whole or in part, upon a Change of Control pursuant to Section 5.4 of the Agreement.

          Upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and, at the option of the holder, registered in the name of, the transferee. The Company may deem and treat the person in whose name this Note is registered as the holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

          If an Event of Default shall occur and be continuing, this Note may, under certain circumstances, become or be declared due and payable in the manner and with the effect provided in the Agreement.

          Certain terms and provisions of this Note may be amended or compliance herewith waived on the terms and provisions provided for in the Agreement.

          The Note is subordinated in both right of payment and time of payment to certain Senior Indebtedness, as defined and described in Section 8 of the Agreement.

          Capitalized terms used herein without definition shall have the meaning set forth for such terms in the Agreement.



                                     REGENT ASSISTED LIVING, INC.,
                                     an Oregon corporation



                                     By:__________________________________
                                         Name:
                                         Title:

                                                                         ANNEX B



                       FORM OF OPINION OF COMPANY COUNSEL

          1. The Company and each of its Subsidiaries are corporations duly organized and validly existing in good standing under the laws of their respective jurisdictions of incorporation.

          2. The Company and each of its Subsidiaries have all requisite power and authority to own or hold under lease the properties it purports so to own or hold except where the failure so to own or hold could not have a Material Adverse Effect and to transact their respective businesses as now transacted and proposed to be transacted.

          3. The Company and each of its Subsidiaries are duly qualified as foreign corporations and are in good standing in each jurisdiction in which the character of the properties owned or held under lease by them or the nature of the business transacted by them requires such qualification, except where the failure so to be qualified or be in good standing could not have a Material Adverse Effect.

          4. The Company has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under the Agreement, the Registration Rights Agreement and the Commitment Letter, (ii) to issue and perform all of its obligations under the Notes and (iii) to consummate the transactions contemplated hereby and thereby.

          5. The total number of shares of Capital Stock which the Company has authority to issue is 30,000,000 shares, consisting of 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

          6. As of March 30, 1998, there were 4,633,000 shares of Common Stock issued and outstanding, and 1,666,667 shares of Preferred Stock issued and outstanding. Such shares of Common Stock and Preferred Stock have been duly authorized and were validly issued, are fully paid and nonassessable, were issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the Company.

          7. Neither the Company nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for any shares of Capital Stock nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any Capital Stock or securities convertible into or exchangeable for any Capital Stock other than (i) the Notes to be issued pursuant to the Agreement or pursuant to other similar agreements dated on or about the date of this Agreement, (ii) 1,666,667 shares of Preferred Stock convertible into Common Stock, and (iii) options and warrants to purchase shares of Common Stock as set forth and for the numbers of shares set forth in the Disclosure Schedule to the Agreement.

          8. The Company has duly authorized and reserved for issuance the Conversion Shares, and the Conversion Shares will, when issued, be duly and validly issued, fully paid and nonassessable and free from all Liens.

          9. Neither the execution or delivery of the Agreement, the Registration Rights Agreement or the Commitment Letter by the Company nor the issuance, sale or delivery of the Notes nor the performance of its respective obligations hereunder or thereunder will:

               (a) violate any provision of the Charter Documents of the Company;

               (b) violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company, any of its Subsidiaries, or any of their respective properties may be subject;

               (c) permit or cause the acceleration of the maturity of any debt or obligation of the Company or any of its Subsidiaries;

               (d) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation of any Lien upon any property of the Company or any of its Subsidiaries under, any mortgage, indenture, loan agreement, note, debenture or other agreement for borrowed money or any other material agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries (or their respective properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

          10. The sale of the Notes hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

          11. Neither the Company nor any of its Subsidiaries is an "investment company" or a Person directly or indirectly "controlled" by or acting on behalf of an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

                                       2